Exhibit 10.3

EXECUTIVE EMPLOYMENT AGREEMENT

This EXECUTIVE EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into as of this 22nd day of July 2022 (the “Effective Date”), by and between BioStem Technologies, Inc., a Florida corporation (the “Company”), and Jason Matuszewski (“Executive”). Effective as of the Effective Date, any prior employment agreement between the Company and the Executive is hereby deemed amended and restated in its entirety, without any termination or expiration thereunder, to provide as set forth in this Agreement.

W I T N E S S E T H :

WHEREAS, the Company desires to employ Executive and to enter into this Agreement embodying the terms of such employment, and Executive desires to enter into this Agreement and to accept such employment, subject to the terms and provisions of this Agreement.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the Company and Executive hereby agree as follows:

Section 1.
Definitions.
(a)
“Accrued Obligations” shall mean (i) all accrued but unpaid Base Salary through the date of termination of Executive’s employment, (ii) any unpaid or unreimbursed expenses incurred in accordance with Section 7 hereof, and (iii) any benefits provided under the Company’s employee benefit plans upon a termination of employment (excluding any employee benefit plan to the extent providing for severance or similar benefits), in accordance with the terms contained therein.
(b)
“Agreement” shall have the meaning set forth in the preamble hereto.
(c)
“Base Salary” shall mean the salary provided for in Section 4 hereof or any increased salary granted to Executive pursuant to Section 4 hereof.
(d)
“Board” shall mean the Board of Directors of the Company.
(e)
“Cause” shall mean (i) Executive’s act(s) of gross negligence or willful misconduct in the course of Executive’s employment hereunder, (ii) willful failure or refusal by Executive to perform in any material respect Executive’s duties or responsibilities, (iii) misappropriation (or attempted misappropriation) by Executive of any assets or business opportunities of the Company or any other member of the Company Group, (iv) embezzlement or fraud committed (or attempted) by Executive or at Executive’s direction, (v) Executive’s conviction of or pleading “guilty” or “no contest” to, (x) a felony or (y) any other criminal charge that has, or could be reasonably expected to have, a material adverse impact on the performance of

Executive’s duties to the Company or any other member of the Company Group or otherwise result in material injury to the reputation or business of the Company or any other member of the Company Group, (vi) any material violation by Executive of the policies of the Company, including but not limited to those relating to sexual harassment or business conduct, and those otherwise set forth in the manuals or statements of policy of the Company, that results, or could be reasonably expected to result, in material injury to the reputation or business of the Company or any other member of the Company Group, or (vii) Executive’s material breach of this Agreement or breach or threatened breach of the Restrictive Covenant Agreement. If, within thirty (30) days subsequent to Executive’s termination for any reason other than by the Company for Cause, the Company determines that Executive’s employment could have been terminated for Cause pursuant to clause (iii) or (iv) of the definition of “Cause” above, Executive’s employment will be deemed to have been terminated for Cause for all purposes, and Executive will be required to repay or return to the Company all amounts and benefits received from the Company pursuant to this Agreement or otherwise on account of such termination that would not have been payable or provided to Executive had such termination been by the Company for Cause.
(f)
“COBRA” shall mean Part 6 of Title I of the Employee Retirement Income Security Act of 1974, as amended, and Section 4980B of the Code, and the rules and regulations promulgated under either of them.
(g)
“Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.
(h)
“Company” shall have the meaning set forth in the preamble hereto.
(i)
“Company Group” shall mean the Company together with any direct or indirect subsidiaries of the Company, parents of the Company or any Affiliates (as defined in the Plan, as defined below) of the Company.
(j)
“Compensation Committee” shall mean the Board or the committee of the Board designated to make compensation decisions relating to executive officers of members of the Company Group.
(k)
“Delay Period” shall have the meaning set forth in Section 15(a) hereof.
(l)
“Disability” shall mean any physical or mental disability or infirmity of Executive that prevents the performance of substantially all of Executive’s duties for a period of (i) ninety (90) consecutive days or (ii) one hundred twenty (120) non-consecutive days during any twelve (12) month period. Any question as to the existence, extent, or potentiality of Executive’s Disability upon which Executive and the Company cannot agree shall be determined by a qualified, independent physician selected by the Company. The determination of any such physician shall be final and conclusive for all purposes of this Agreement.
(m)
“Executive” shall have the meaning set forth in the preamble hereto.
(n)
“Good Reason” shall mean, without Executive’s consent, (i) a material diminution in Executive’s title, duties, or responsibilities as set forth in Section 3 hereof, (ii) a material reduction in Base Salary set forth in Section 4 hereof (other than pursuant to an across-the-board reduction applicable to all similarly situated executives), (iii) the relocation of Executive’s principal place of employment (as provided in Section 3(c) hereof) more than sixty (60) miles from its current location, or (iv) any other material breach of a provision of this Agreement by the Company (other than a provision that is covered by clause (i), (ii), or (iii) above). Notwithstanding the foregoing, during the Term, in the event that the Board reasonably believes that Executive has engaged in conduct that constitutes Cause hereunder, the Board may, in its sole and absolute discretion and if it determines that suspension of the Executive pending further investigation is necessary to protect the Company, suspend Executive from performing Executive’s duties hereunder for a period of up to thirty (30) days, and in no event shall any such suspension constitute an event pursuant to which Executive may terminate employment with Good Reason or otherwise constitute a breach hereunder; provided, that no such suspension shall alter the Company’s obligations under this Agreement during such period of suspension.
(o)
“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint‑stock company, trust (charitable or non-charitable), unincorporated organization, or other form of business entity.
(p)
“Release of Claims” shall mean the Release of Claims in substantially the same form attached hereto as Exhibit B (as the same may be revised from time to time by the Company upon the advice of counsel).
(q)
“Restrictive Covenant Agreement” shall mean the Restrictive Covenant Agreement attached hereto as Exhibit A.
(r)
“Severance Benefits” shall have the meaning set forth in Section 10 hereof.
(s)
“Severance Term” shall mean the one (1) month period following Executive’s termination by the Company without Cause (other than by reason of death or Disability) or by Executive for Good Reason.
(t)
“Term” shall mean the period specified in Section 2 hereof.
Section 2.
Acceptance and Term.

The Company agrees to employ Executive, and Executive agrees to serve the Company, on the terms and conditions set forth herein. The Term shall commence on the date hereof and, unless terminated as provided in Section 8 hereof, shall continue until the close of business on the one year (1) year anniversary of the date hereof (the “Initial Term”). The term of this Agreement shall automatically be extended for successive one-year periods (“Extension Terms” and, collectively with the Initial Term, the “Term”) unless either party gives written notice of non-extension to the other no later than ninety (90) days prior to the expiration of the then-applicable Term.

Section 3.
Position, Duties, and Responsibilities; Place of Performance.
(a)
Position, Duties, and Responsibilities. During the Term, Executive shall be employed and serve as the Chief Executive Officer of the Company (together with such other position or positions consistent with Executive’s title as the Board shall specify from time to time) and shall have such duties and responsibilities commensurate with such title as determined by the Board in its discretion.
(b)
Performance. Except with the consent of the Board, Executive shall devote Executive’s full business time, attention, skill, and best efforts to the performance of Executive’s duties under this Agreement and shall not, during the Term, engage in any other business or occupation, including, without limitation, any activity that (x) conflicts with the interests of the Company or any other member of the Company Group, (y) interferes with the proper and efficient performance of Executive’s duties for the Company, or (z) interferes with Executive’s exercise of judgment in the Company’s best interests. Notwithstanding the foregoing, nothing herein shall preclude Executive from (i) serving, with the prior written consent of the Board, as a member of the boards of directors or advisory boards (or their equivalents in the case of a non-corporate entity) of non-competing businesses and charitable organizations, (ii) engaging in charitable activities and community affairs, and (iii) managing the personal investments and affairs of Executive and members of Executive’s family; provided, however, that the activities set out in clauses (i), (ii), and (iii) shall be limited by Executive so as not to materially interfere, individually or in the aggregate, with the performance of Executive’s duties and responsibilities hereunder.
(c)
Principal Place of Employment. Executive’s principal place of employment shall be at the Company’s headquarters, currently located in Pompano Beach, Florida, although Executive understands and agrees that Executive may be required to travel from time to time for business reasons.
Section 4.
Base Salary and Bonus.
(a)
Base Salary. Commencing on July 15, 2022, Executive shall be paid an annualized Base Salary, payable in accordance with the regular payroll practices of the Company, of not less than $275,000 with increases, if any, as may be approved in writing by the Compensation Committee.
(b)
Bonus. The Executive shall be eligible for an annual target bonus payment equal, as a percentage of the Base Salary, to that received by all other C-Suite executives. The bonus shall be determined based on the achievement of certain performance objectives of the Company as established by the Compensation Committee and communicated to the Executive in writing as soon as practicable after commencement of the year in respect of which the bonus is paid. The actual bonus may be greater or less than the target bonus, based on the level of achievement of the applicable performance objectives.
Section 5.
Employee Benefits.
(a)
During the Term, Executive shall be entitled to participate in health, insurance, retirement, and other benefits provided generally to similarly situated employees of the Company. In addition to the other benefits set forth herein, Executive shall also be entitled to any other benefits, in each case as are generally allowed to similarly situated executives of the Company in accordance with the Company policy as in effect from time to time. Nothing contained herein shall be construed to limit the Company’s ability to amend, suspend, or terminate any employee benefit plan or policy at any time without providing Executive notice where permitted by law, and the right to do so is expressly reserved.

(b)
Vacation. The Executive shall be entitled to vacation, holiday and sick leave at levels no less than commensurate with those provided to any other executive vice president of the Company, in accordance with the Company’s vacation, holiday and other pay-for-time-not-worked policies.
(c)
Retirement and Welfare Benefits. The Executive shall be entitled to participate in the Company’s health, life insurance, long and short-term disability, dental, retirement, and medical programs, if any, pursuant to their respective terms and conditions, on a basis no less than commensurate with those provided to any other executive vice president of the Company. Nothing in this Agreement shall preclude the Company or any affiliate of the Company from terminating or amending any employee benefit plan or program from time to time after the Effective Date, provided that any such amendment or termination shall be effective as to the Executive only if it is equally applicable to every other senior executive officer of the Company.
Section 6.
Key-Man Insurance.

At any time during the Term, the Company shall have the right to insure the life of Executive for the sole benefit of the Company, in such amounts, and with such terms, as it may determine. All premiums payable thereon shall be the obligation of the Company. Executive shall have no interest in any such policy, but agrees to cooperate with the Company in procuring such insurance by submitting to physical examinations, supplying all information required by the insurance company, and executing all necessary documents, provided that no financial obligation is imposed on Executive by any such documents.

Section 7.
Reimbursement of Business Expenses.

During the Term, the Company shall pay (or promptly reimburse Executive) for documented, out-of-pocket expenses reasonably incurred by Executive in the course of performing Executive’s duties and responsibilities hereunder, which are consistent with the Company’s policies in effect from time to time with respect to business expenses, subject to the Company’s requirements with respect to reporting of such expenses.

Section 8.
Termination of Employment.
(a)
Termination by the Company.
(i)
For Cause. The Company may terminate the Executive’s employment hereunder at any time for Cause (as defined and in accordance with the procedures outlined below), in which case the Company’s sole liability to the Executive shall be payment of the Accrued Obligations, each of which shall be paid within 10 days following the date of the Executive’s termination.
(ii)
Without Cause. The Company may also terminate the Executive’s employment without Cause at any time upon not less than ten (10) days’ prior written notice to the Executive; provided, however, that in the event that such notice is given, the Executive shall be under no obligation to render any additional services to the Company and shall be allowed to seek other employment. Upon the Executive’s termination in accordance with the preceding sentence, the Company shall pay to the Executive a single lump sum in cash, within 10 days following the date of the Executive’s termination, unless another date is mutually agreed upon by the parties, equal to the aggregate amount of (i) unpaid Base Salary, accrued but unpaid Bonus and benefits (then owed, or accrued and owed in the future) through the date of termination, (ii) 3 times the Base Salary in effect immediately prior to such termination if such termination occurs prior to the third anniversary of the Effective Date and 2 times such Base Salary if such termination occurs on or following the third anniversary of the Effective Date, and (iii) all unreimbursed expenses incurred by the Executive. In addition, (x) at the time of such termination, the Executive shall be fully vested in all outstanding long-term incentive awards (whether based in equity or cash, and specifically including, but not limited to, stock options and restricted stock) then held by the Executive (collectively, the “Equity Grants”), (y) if such termination occurs on or following the third anniversary of the Effective Date then, no later than the date on which annual bonuses are generally paid to the Company’s executives in respect of the year of such termination, the Executive shall receive a payment equal to the lesser of (I) the target Bonus for the year of termination or (II) the Bonus to which the Executive would have been entitled for the year of termination had the Executive remained employed throughout such year, based on the achievement of the Executive’s Bonus objectives for such year; provided that if any portion of such Bonus is based on subjective determinations, then for purposes of this subclause (II) the amount of the Bonus shall be determined based on the percentage of the applicable objective performance criteria attained multiplied by the entire target Bonus, and (z) all health, life insurance, long-term disability, dental, and medical programs specified in Section 5(c), shall continue for 24 months following such termination (the “Severance Term”); provided, however, that the Company shall in no event be required to provide any coverage after such time as the Executive becomes entitled to receive benefits of the same type from another employer or recipient of the Executive’s services (and provided, further, that such entitlement shall be determined without regard to any individual waivers or other similar arrangements). At the conclusion of the Severance Term, the Executive shall be entitled to receive all accrued benefits then owed and any benefits pursuant to the Company’s plans or programs which are accrued and owed in the future. Notwithstanding the foregoing, if a termination described in this Section 8(a)(ii) occurs (A) within the 18-month period commencing on the date of a Change of Control (as defined below), or (B) prior to a Change of Control and such termination was at the request of a third party who had memorialized an intention or taken steps reasonably calculated to effect a Change of Control or was otherwise in anticipation of a Change of Control, the Executive shall receive in all cases the payments and benefits described in this Section 8(a)(ii) as if such termination had occurred prior to the third anniversary of the Effective Date.
(iii)
“Cause” Defined. As used in this Agreement, termination for “Cause” shall mean a termination based upon:
(A)
a material violation of any material written rule or policy of the Company (A) for which violation any employee may be terminated pursuant to the written policies of the Company reasonably applicable to an executive employee, and (B) which the Executive fails to correct within 10 days after the Executive receives written notice from the Board of such violation;
(B)
misconduct by the Executive to the material and demonstrable detriment of the Company;
(C)
the Executive’s conviction (by a court of competent jurisdiction, not subject to further appeal) of, or pleading guilty to, a felony;

(D)
the Executive’s continued and ongoing gross negligence in the performance of Executive’s duties and responsibilities to the Company as described in this Agreement; or
(E)
the Executive’s material failure to perform Executive’s duties and responsibilities to the Company as described in this Agreement (other than any such failure resulting from the Executive’s incapacity due to physical or mental illness or any such failure subsequent to the Executive being delivered a notice of termination without Cause by the Company or delivering a notice of termination for Good Reason to the Company), in either case after written notice from the Board to the Executive of the specific nature of such material failure and the Executive’s failure to cure such material failure within ten (10) days following receipt of such notice.
(iv)
Cause shall not exist unless and until the Company has delivered to the Executive, along with the notice of Termination for Cause, a copy of a resolution duly adopted by the Board (excluding the Executive if the Executive is a Board member) at a meeting of the Board called and held for such purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board an event set forth in Section 8(a)(iii)(A), Section 8(a)(iii)(B), Section 8(a)(iii)(C) or Section 8(a)(iii)(D) has occurred and specifying the particulars thereof in detail.
(b)
Termination by the Executive.
(i)
The Executive may resign from Executive’s employment hereunder in the event of “Good Reason” after ten (10) days’ written notice from the Executive to the Board describing in detail the “Good Reason,” if not cured within such 10-day period; provided, however, that such notice shall be given no later than ninety (90) days after the time that the Executive has actual knowledge of the event or condition purportedly giving rise to Good Reason. In the event of any such resignation, the Company’s obligations to the Executive shall be the same as set forth in Section 8(a)(ii), and if (A) such resignation occurs within the 18-month period commencing on the date of a Change of Control or (B) prior to a Change of Control the event constituting Good Reason for such termination was at the request of a third party who had memorialized an intention or taken steps reasonably calculated to effect a Change of Control or was otherwise in anticipation of a Change of Control, then the last sentence of Section 8(a)(ii) shall apply.
(ii)
The Executive may resign Executive’s employment hereunder other than for Good Reason at any time by giving no less than ten (10) days’ written notice to the Board. In the event of any such resignation, the Company’s sole obligation to the Executive shall be for the Accrued Obligations (then owed or accrued and owed in the future, but in all events and without increasing the Executive’s rights under any other provision hereof, excluding any Bonus payments not yet paid) through the effective date of the Executive’s resignation specified in the Executive’s notice.
(iii)
For the purposes of this Agreement, “Good Reason” means resignation by the Executive based upon the occurrence without the Executive’s express written consent of any of the following:

(A)
a significant diminution by the Company of the Executive’s role with the Company or a significant detrimental change in the nature and/or scope of the Executive’s status with the Company (including a diminution in title);
(B)
a reduction in Base Salary or target or maximum Bonus, other than as part of an across the board reduction in salaries of management personnel (including all vice presidents and positions above) of less than 20%;
(C)
at any time following a Change of Control (as defined below), a material diminution by the Company of compensation and benefits (taken as a whole) provided to the Executive immediately prior to a Change of Control;
(D)
the relocation of the Executive’s principal executive office to a location more than 50 miles further from the Executive’s principal residence than the Executive’s principal executive office immediately prior to such relocation, or any requirement that the Executive be based anywhere other than the Executive’s principal executive office; or
(E)
any other material breach by the Company of any of the terms and conditions of this Agreement.
(iv)
Notwithstanding the above, a resignation by the Executive for any reason during the 10-day period commencing six months after a Change of Control, upon giving at least ten (10) days’ advance written notice to the Board, shall be considered to be a resignation for Good Reason.
(c)
Termination by Death or Disability. In the event of the Executive’s death or total disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended) during the Term, the Executive’s employment shall terminate on the date of death or total disability. In the event of such termination, the Company’s sole obligations hereunder to the Executive (or the Executive’s estate) shall be for the Accrued Obligations and a pro-rata Bonus for the year of termination based on the Executive’s target Bonus for such year and the portion of such year in which the Executive was employed, each of which shall be paid within 10 days following the date of the Executive’s termination.
Section 9.
Change of Control.
(a)
A “Change of Control” shall be deemed to have occurred if, after the Effective Date, (i) the beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of securities representing more than 50% of the combined voting power of the Company is acquired by any “person” as defined in sections 13(d) and 14(d) of the Exchange Act (other than the Company, any subsidiary of the Company, or any trustee or other fiduciary holding securities under an employee benefit plan of the Company), (ii) the merger or consolidation of the Company with or into another corporation where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any) in substantially the same proportion as their ownership of the Company immediately prior to such merger or consolidation, or (iii) the sale or other disposition of all or substantially all of the Company’s assets to an entity, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned directly or indirectly by shareholders of the Company, immediately prior to the sale or disposition, in substantially the same proportion as their ownership of the Company immediately prior to such sale or disposition.
(b)
Anything in this Agreement to the contrary notwithstanding, if it is determined that any payment or benefit provided to the Executive under this Agreement or otherwise, whether or not in connection with a Change of Control (a “Payment”), would constitute an “excess parachute payment” within the meaning of section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), such that the Payment would be subject to an excise tax under section 4999 of the Code (the “Excise Tax”), the Company shall pay to the Executive an additional amount (the “Gross-Up Payment”) such that the net amount of the Gross-Up Payment retained by the Executive after the payment of any Excise Tax and any federal, state and local income and employment tax on the Gross-Up Payment, shall be equal to the Excise Tax due on the Payment and any interest and penalties in respect of such Excise Tax. For purposes of determining the amount of the Gross-Up Payment, Executive shall be deemed to pay federal income tax and employment taxes at the highest marginal rate of federal income and employment taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of Executive’s residence (or, if greater, the state and locality in which Executive is required to file a nonresident income tax return with respect to the Payment) in the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes that may be obtained from the deduction of such state and local taxes.
(c)
All determinations made pursuant to the foregoing paragraph shall be made by the Company which shall provide its determination and any supporting calculations (the “Determination”) to the Executive within thirty days of the date of the Executive’s termination or any other date selected by the Executive or the Company. Within ten calendar days of the delivery of the Determination to the Executive, the Executive shall have the right to dispute the Determination (the “Dispute”). The existence of any Dispute shall not in any way affect the Executive’s right to receive the Gross-Up Payments in accordance with the Determination. If there is no dispute, the Determination by the Company shall be final, binding and conclusive upon the Executive, subject to the application of Section 9(d). Within ten days after the Company’s determination, the Company shall pay to the Executive the Gross-Up Payment, if any. If the Company determines that no Excise Tax is payable by the Executive, it will, at the same time as it makes such determination, furnish Executive with an opinion that the Executive has substantial authority not to report any Excise Tax on Executive’s federal, state, local income or other tax return. The Company agrees to indemnify and hold harmless the Company of and from any and all claims, damages and expenses resulting from or relating to its determinations pursuant to this Section 9(c), except for claims, damages or expenses resulting from the gross negligence or willful misconduct of the Company.
(d)
As a result of the uncertainty in the application of sections 4999 and 280G of the Code, it is possible that the Gross-Up Payments either will have been made which should not have been made, or will not have been made which should have been made, by the Company (an “Excess Gross-Up Payment” or a “Gross-Up Underpayment,” respectively). If it is established pursuant to (A) a final determination of a court for which all appeals have been taken and finally resolved or the time for all appeals has expired, or (B) an Internal Revenue Service (the “IRS”) proceeding which has been finally and conclusively resolved, that an Excess Gross-Up Payment has been made, such Gross-Up Excess Payment shall be deemed for all purposes to be a loan to the Executive made on the date the Executive received the Excess Gross-Up Payment and the Executive shall repay the Excess Gross-Up Payment to the Company either (i) on demand, if the Executive is in possession of the Excess Gross-Up Payment or (ii) upon the refund of such Excess Gross-Up Payment to the Executive from the IRS, if the IRS is in possession of such Excess Gross-Up Payment, together with interest on the Excess Gross-Up Payment at (X) 120% of the applicable federal rate (as defined in Section 1274(d) of the Code) compounded semi-annually for any period during which the Executive held such Excess Gross-Up Payment and (Y) the interest rate paid to the Executive by the IRS in respect of any period during which the IRS held such Excess Gross-Up Payment. If it is determined (I) by the Company, the Company (which shall include the position taken by the Company, together with its consolidated group, on its federal income tax return) or the IRS, (II) pursuant to a determination by a court, or (III) upon the resolution to the Executive’s satisfaction of the Dispute, that a Gross-Up Underpayment has occurred, the Company shall pay an amount equal to the Gross-Up Underpayment to the Executive within ten calendar days of such determination or resolution, together with interest on such amount at 120% of the applicable federal rate compounded semi-annually from the date such amount should have been paid to the Executive pursuant to the terms of this Agreement or otherwise, but for the operation of this Section 9(d), until the date of payment.
Section 10.
Release.

Notwithstanding any provision herein to the contrary, the payment of any amount or provision of any benefit pursuant to Section 8(c), Section 8(a)(ii) or Section 8(b)(i) (other than the Accrued Obligations, which are unaffected by this paragraph) (collectively, the “Severance Benefits”) shall be conditioned upon Executive’s execution, delivery to the Company, and non-revocation of the Release of Claims (and the expiration of any revocation period contained in such Release of Claims) within sixty (60) days following the date of Executive’s termination of employment hereunder. If Executive fails to execute the Release of Claims in such a timely manner so as to permit any revocation period to expire prior to the end of such sixty (60) day period, or timely revokes Executive’s acceptance of such release following its execution, Executive shall not be entitled to any of the Severance Benefits. Further, (i) to the extent that any of the Severance Benefits constitutes “nonqualified deferred compensation” for purposes of Section 409A of the Code, any payment of any amount or provision of any benefit otherwise scheduled to occur prior to the sixtieth (60th) day following the date of Executive’s termination of employment hereunder, but for the condition on executing the Release of Claims as set forth herein, shall not be made until the first regularly scheduled payroll date following such sixtieth (60th) day and (ii) to the extent that any of the Severance Benefits do not constitute “nonqualified deferred compensation” for purposes of Section 409A of the Code, any payment of any amount or provision of any benefit otherwise scheduled to occur following the date of Executive’s termination of employment hereunder, but for the condition on executing the Release of Claims as set forth herein, shall not be made until the first regularly scheduled payroll date following the date the Release of Claims is timely executed and the applicable revocation period has ended, after which, in each case, any remaining Severance Benefits shall thereafter be provided to Executive according to the applicable schedule set forth herein. For the avoidance of doubt, in the event of a termination due to Executive’s death or Disability, Executive’s obligations herein to execute and not revoke the Release of Claims may be satisfied on Executive’s behalf by Executive’s estate or a person having legal power of attorney over Executive’s affairs.

Section 11.
Restrictive Covenant Agreement.

As a condition of, and prior to commencement of, Executive’s employment with the Company, Executive shall have executed and delivered to the Company the Restrictive Covenant Agreement. The parties hereto acknowledge and agree that this Agreement and the Restrictive Covenant Agreement shall be considered separate contracts, and the Restrictive Covenant Agreement will survive the termination of this Agreement for any reason. Executive acknowledges and agrees that any claim Executive may have under this Agreement or on any other grounds shall not have any effect on, or serve as a defense to enforcement of, Executive’s obligations under the Restrictive Covenant Agreement.

Section 12.
Representations and Warranties of Executive.

Executive represents and warrants to the Company that—

(a)
Executive is entering into this Agreement voluntarily and that Executive’s employment hereunder and compliance with the terms and conditions hereof will not conflict with or result in the breach by Executive of any agreement to which Executive is a party or by which Executive may be bound;
(b)
Executive has not violated, and in connection with Executive’s employment with the Company will not violate, any non-solicitation, non-competition, or other similar covenant or agreement of a prior employer by which Executive is or may be bound; and
(c)
in connection with Executive’s employment with the Company, Executive will not use any confidential or proprietary information Executive may have obtained in connection with employment with any prior employer.
Section 13.
Taxes.

The Company may withhold from any payments made under this Agreement all applicable taxes, including but not limited to income, employment, and social insurance taxes, as shall be required by law. Executive acknowledges and represents that the Company has not provided any tax advice to Executive in connection with this Agreement and that Executive has been advised by the Company to seek tax advice from Executive’s own tax advisors regarding this Agreement and payments that may be made to Executive pursuant to this Agreement, including specifically, the application of the provisions of Section 409A of the Code to such payments.

Section 14.
Set Off; Mitigation.

The Company’s obligation to pay Executive the amounts provided and to make the arrangements provided hereunder shall be subject to set-off, counterclaim, or recoupment of amounts owed by Executive to the Company or its affiliates; provided, however, that to the extent any amount so subject to set-off, counterclaim, or recoupment is payable in installments hereunder, such set-off, counterclaim, or recoupment shall not modify the applicable payment date of any installment, and to the extent an obligation cannot be satisfied by reduction of a single installment payment, any portion not satisfied shall remain an outstanding obligation of Executive and shall be applied to the next installment only at such time the installment is otherwise payable pursuant to the specified payment schedule. Executive shall not be required to mitigate the amount of any payment or benefit provided pursuant to this Agreement by seeking other employment or otherwise, and the amount of any payment or benefit provided for pursuant to this Agreement shall not be reduced by any compensation earned as a result of Executive’s other employment or otherwise.

Section 15.
Additional Section 409A Provisions.

Notwithstanding any provision in this Agreement to the contrary—

(a)
Any payment otherwise required to be made hereunder to Executive at any date as a result of the termination of Executive’s employment shall be delayed for such period of time as may be necessary to meet the requirements of Section 409A(a)(2)(B)(i) of the Code (the “Delay Period”). On the first business day following the expiration of the Delay Period, Executive shall be paid, in a single cash lump sum, an amount equal to the aggregate amount of all payments delayed pursuant to the preceding sentence, and any remaining payments not so delayed shall continue to be paid pursuant to the payment schedule set forth herein.
(b)
Each payment in a series of payments hereunder shall be deemed to be a separate payment for purposes of Section 409A of the Code.
(c)
To the extent that any right to reimbursement of expenses or payment of any benefit in-kind under this Agreement constitutes nonqualified deferred compensation (within the meaning of Section 409A of the Code), (i) any such expense reimbursement shall be made by the Company no later than the last day of the taxable year following the taxable year in which such expense was incurred by Executive, (ii) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, and (iii) the amount of expenses eligible for reimbursement or in-kind benefits provided during any taxable year shall not affect the expenses eligible for reimbursement or in-kind benefits to be provided in any other taxable year; provided, that the foregoing clause shall not be violated with regard to expenses reimbursed under any arrangement covered by Section 105(b) of the Code solely because such expenses are subject to a limit related to the period the arrangement is in effect.
(d)
While the payments and benefits provided hereunder are intended to be structured in a manner to avoid the implication of any penalty taxes under Section 409A of the Code, in no event whatsoever shall the Company or any of its affiliates be liable for any additional tax, interest, or penalties that may be imposed on Executive as a result of Section 409A of the Code or any damages for failing to comply with Section 409A of the Code (other than for withholding obligations or other obligations applicable to employers, if any, under Section 409A of the Code).
Section 16.
Equity Grants
(a)
Option Award. On the Effective Date, pursuant to the BioStem Technologies, Inc. 2021 Equity Incentive Plan (the “Plan”), the Company shall grant to Executive an Option (as defined in the Plan) to acquire up to 2,250,000 shares of the Company’s Common Stock (as defined in the Plan), pursuant to the Option Award Agreement in the form as attached hereto as Exhibit C (the “Option Award Agreement”), which Option shall be subject to vesting and forfeiture as set forth in the Plan, as such provisions may be modified as set forth herein and in the Option Award Agreement (the “Option Award”).
(b)
Representations and Warranties. The Option Award, and any shares of Common Stock (as defined in the Plan) or other securities of the Company that may be issued or granted to the Executive hereunder or pursuant to any other agreement between the Company and the Executive in connection with the transactions contemplated herein may be referred to as the “Securities”, and Executive represents and warrants to the Company as set forth in this Section 16(b) with respect to the Securities and Executive’s receipt thereof, as of the Effective Date and as of the date of any issuance or granting of any Securities.
(i)
Executive hereby represent that the Securities awarded pursuant to this Agreement are being acquired for Executive’s own account and not for sale or with a view to distribution thereof. Executive acknowledges and agrees that any sale or distribution of Securities which have vested may be made only pursuant to either (a) a registration statement on an appropriate form under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement has become effective and is current with regard to the shares being sold, or (b) a specific exemption from the registration requirements of the Securities Act that is confirmed in a favorable written opinion of counsel, in form and substance satisfactory to counsel for the Company, prior to any such sale or distribution. Executive hereby consents to such action as the Board or the Company deems necessary or appropriate from time to time to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or to implement the provisions of this Agreement, including but not limited to placing restrictive legends on certificates evidencing shares of Securities (whether or not the Restrictions applicable thereto have lapsed) and delivering stop transfer instructions to the Company’s stock transfer agent.
(ii)
Executive understands that the Securities are being offered and sold to Executive in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Executive’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Executive set forth herein in order to determine the availability of such exemptions and the eligibility of the Executive to acquire the Securities.
(iii)
Executive has been furnished with all documents and materials relating to the business, finances and operations of the Company and information that Executive requested and deemed material to making an informed investment decision regarding its acquisition of the Securities. Executive has been afforded the opportunity to review such documents and materials and the information contained therein. Executive has been afforded the opportunity to ask questions of the Company and its management. Executive understands that such discussions, as well as any written information provided by the Company, were intended to describe the aspects of the Company’s business and prospects which the Company believes to be material, but were not necessarily a thorough or exhaustive description and the Company makes no representation or warranty with respect to the completeness of such information and makes no representation or warranty of any kind with respect to any information provided by any entity other than the Company. Some of such information may include projections as to the future performance of the Company, which projections may not be realized, may be based on assumptions which may not be correct and may be subject to numerous factors beyond the Company’s control. Additionally, Executive understands and represents that Executive is acquiring the Securities notwithstanding the fact that the Company may disclose in the future certain material information that the Executive has not received. Executive has sought such accounting, legal and tax advice as Executive has considered necessary to make an informed investment decision with respect to Executive’s investment in the Securities. Executive has full power and authority to make the representations referred to herein, to acquire the Securities and to execute and deliver this Agreement. Executive, either personally, or together with Executive’s advisors has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, is able to bear the risks of an investment in the Securities and understands the risks of, and other considerations relating to, a purchase of the Securities. The Executive and Executive’s advisors have had a reasonable opportunity to ask questions of and receive answers from the Company concerning the Securities. Executive’s financial condition is such that Executive is able to bear the risk of holding the Securities that Executive may acquire pursuant to this Agreement for an indefinite period of time, and the risk of loss of Executive’s entire investment in the Company. Executive has investigated the acquisition of the Securities to the extent Executive deemed necessary or desirable and the Company has provided Executive with any reasonable assistance Executive has requested in connection therewith. No representations or warranties have been made to Executive by the Company, or any representative of the Company, or any securities broker/dealer, other than as set forth in this Agreement.
(iv)
Executive also acknowledges and agrees that an investment in the Securities is highly speculative and involves a high degree of risk of loss of the entire investment in the Company and there is no assurance that a public market for the Securities will ever develop and that, as a result, Executive may not be able to liquidate Executive’s investment in the Securities should a need arise to do so. Executive is not dependent for liquidity on any of the amounts Executive is investing in the Securities. Executive has full power and authority to make the representations referred to herein, to acquire the Securities and to execute and deliver this Agreement. Executive understands that the representations and warranties herein are to be relied upon by the Company as a basis for the exemptions from registration and qualification of the issuance and sale of the Securities under the federal and state securities laws and for other purposes.
(v)
Executive understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.
(vi)
Executive understands that until such time as the Securities have been registered under the Securities Act or may be sold pursuant to Rule 144, Rule 144A under the Securities Act or Regulation S without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Securities may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN

REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144, RULE 144A OR REGULATION S UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

Section 17.
Successors and Assigns; No Third-Party Beneficiaries.
(a)
The Company. This Agreement shall inure to the benefit of the Company and its respective successors and assigns. Neither this Agreement nor any of the rights, obligations, or interests arising hereunder may be assigned by the Company to a Person (other than another member of the Company Group, or its or their respective successors) without Executive’s prior written consent; provided, however, that in the event of a sale of all or substantially all of the assets of the Company or any direct or indirect division or subsidiary thereof to which Executive’s employment primarily relates, the Company may provide that this Agreement will be assigned to, and assumed by, the acquiror of such assets, it being agreed that in such circumstances, Executive’s consent will not be required in connection therewith.
(b)
Executive. Executive’s rights and obligations under this Agreement shall not be transferable by Executive by assignment or otherwise, without the prior written consent of the Company; provided, however, that if Executive shall die, all amounts then payable to Executive hereunder shall be paid in accordance with the terms of this Agreement to Executive’s devisee, legatee, or other designee, or if there be no such designee, to Executive’s estate.
(c)
No Third-Party Beneficiaries. Except as otherwise set forth in Section 8(c) or Section 17(b) hereof, nothing expressed or referred to in this Agreement will be construed to give any Person other than the Company, the other members of the Company Group, and Executive any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.
Section 18.
Waiver and Amendments.

Any waiver, alteration, amendment, or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by each of the parties hereto; provided, however, that any such waiver, alteration, amendment, or modification must be consented to on the Company’s behalf by the Board. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

Section 19.
Severability.

If any covenants or such other provisions of this Agreement are found to be invalid or unenforceable by a final determination of a court of competent jurisdiction, (a) the remaining terms and provisions hereof shall be unimpaired, and (b) the invalid or unenforceable term or provision hereof shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision hereof.

Section 20.
Governing Law and Jurisdiction; Attorneys’ Fees.

EXCEPT WHERE PREEMPTED BY FEDERAL LAW, THE VALIDITY, INTERPRETATION, CONSTRUCTION, AND PERFORMANCE OF THIS AGREEMENT IS GOVERNED BY AND IS TO BE CONSTRUED UNDER THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE, WITHOUT REGARD TO CONFLICT OF LAWS RULES. ANY DISPUTE OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR CLAIM OF BREACH HEREOF SHALL BE BROUGHT EXCLUSIVELY IN THE STATE OR FEDERAL COURTS LOCATED IN BROWARD COUNTY, FLORIDA. BY EXECUTION OF THIS AGREEMENT, THE PARTIES HERETO, AND THEIR RESPECTIVE AFFILIATES, CONSENT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS, AND WAIVE ANY RIGHT TO CHALLENGE JURISDICTION OR VENUE IN SUCH COURT WITH REGARD TO ANY SUIT, ACTION, OR PROCEEDING UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT ALSO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY SUIT, ACTION, OR PROCEEDING UNDER OR IN CONNECTION WITH THIS AGREEMENT. IF ANY LEGAL ACTION IS BROUGHT TO ENFORCE THE PROVISIONS OF THIS AGREEMENT, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER REASONABLE ATTORNEYS’ FEES FROM THE OTHER PARTY. THESE FEES, WHICH MAY BE SET BY THE COURT IN THE SAME ACTION OR IN A SEPARATE ACTION BROUGHT FOR THAT PURPOSE, ARE IN ADDITION TO ANY OTHER RELIEF TO WHICH THE PREVAILING PARTY MAY BE ENTITLED.

Section 21.
Notices.
(a)
Place of Delivery. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom or which it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, that unless and until some other address be so designated, all notices and communications by Executive to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices and communications by the Company to Executive may be given to Executive personally or may be mailed to Executive at Executive’s last known address, as reflected in the Company’s records.
(b)
Date of Delivery. Any notice so addressed shall be deemed to be given or received (i) if delivered by hand, on the date of such delivery, (ii) if mailed by courier or by overnight mail, on the first business day following the date of such mailing, and (iii) if mailed by registered or certified mail, on the third business day after the date of such mailing.

Section 22.
Section Headings.

The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof or affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 23.
Entire Agreement.

This Agreement and the exhibits attached hereto and any other agreement related to any Equity Grants, constitute the entire understanding and agreement of the parties hereto regarding the employment of Executive and supersede all prior negotiations, discussions, correspondence, communications, understandings, and agreements between the parties relating to the subject matter of this Agreement and such other exhibits and agreements.

Section 24.
Survival of Operative Sections.

Upon any termination of Executive’s employment, the provisions of Section 8 through Section 25 of this Agreement (together with any related definitions set forth in Section 1 hereof) shall survive to the extent necessary to give effect to the provisions thereof.

Section 25.
Counterparts.

This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual signature or by signature delivered by facsimile or by e-mail as a portable document format (.pdf) file or image file attachment.

* * *

[Signatures to appear on the following page(s).]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

BioStem Technologies, Inc.

/s/ Andrew Van Vurst
By: Andrew Van Vurst
Title: Chief Operating Officer

EXECUTIVE

/s/ Jason Matuszewski
Jason Matuszewski

[Signature Page to Jason Matuszewski Employment Agreement]

Exhibit A

RESTRICTIVE COVENANT AGREEMENT

As a condition of my becoming employed by, or continuing employment with, BioStem Technologies, Inc. a Florida corporation (the “Company”), and in consideration of my employment with the Company and my receipt of the compensation and benefits now and hereafter paid to me by the Company, I agree to the following:

Section 26.
Confidential Information.
(a)
Company Group Information. I acknowledge that, for all times in the past and during the period of my employment with the Company (the “Employment Period”), I have had and will have access to information about the Company and its direct and indirect parents, subsidiaries (including, without limitation, the Company) and affiliates (collectively, the “Company Group”) and that my employment with the Company shall bring me into close contact with confidential and proprietary information of the Company Group and members of the Company Group. In recognition of the foregoing, I agree, at all times during the Employment Period and thereafter, to hold in confidence, and not to use, except for the benefit of the Company Group, or to disclose to any person, firm, corporation, or other entity without prior written authorization of the Company, any Confidential Information that I obtain or create. I further agree not to make copies of such Confidential Information except as authorized by the Company in writing. I understand that “Confidential Information” means information that any member of the Company Group has developed, acquired, created, compiled, discovered, or owned or will develop, acquire, create, compile, discover, or own, that has value in or to the business of any member of the Company Group. I understand that Confidential Information includes, but is not limited to, any and all non-public information that relates to the actual or anticipated business and/or products, research, or development of the Company Group, or to the Company Group’s technical data, computer programs, compositions, applications, therapeutic uses, methods, storage and handling information, release tests, collaborators, timelines, regulatory strategies and information, clinical strategies, data, patent documentation, files, research results, prototypes, models, product plans, inventions, business plans, acquisition plans, marketing plans, forecasts, strategies, manufacturing information, financial information, existing or proposed business or products, pricing, costs, technology, discoveries, ideas, concepts, techniques, designs, patterns, terminology, styling markers, structures, marketing and distribution methods, business operations, sales, plans, and efforts, the identities of and the course of dealing with actual and prospective customers, contractors, vendors, competitors, manufacturers, factories, and suppliers, sales representatives, distribution partners, contacts, independent contractors, specifications, drawings, maps, blueprints, the Company’s proprietary process for manufacturing and designing perinatal allografts, as well as all formulas and methods appurtenant thereto, the Company’s proprietary particulate compositions used from perinatal tissue, all diagrams, analyses, strategies, compilations, studies, and other technical, financial, and/or business information, customer lists, customers and internal affairs in oral, visual, written, electronic, or other tangible or intangible form, trade secrets, or know-how, including, but not limited to, research, product plans, or other information regarding each member of the Company Group’s products or services and markets, customer lists, and customers (including, but not limited to, customers of the Company Group on whom I called or with whom I may become acquainted during the Employment Period), software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information disclosed by any member of the Company Group either directly or indirectly in writing, orally, or by drawings or inspection of premises, parts, equipment, or other Company Group property. Notwithstanding the foregoing, Confidential Information shall not include (i) any of the foregoing items that have become publicly and widely known through no unauthorized disclosure by me or others who were under confidentiality obligations as to the item or items involved or (ii) any information that I am required to disclose to, or by, any governmental or judicial authority; provided, however, that in such event I will give the Company prompt written notice thereof so that the Company Group may seek an appropriate protective order and/or waive in writing compliance with the confidentiality provisions of this Restrictive Covenant Agreement (this “Agreement”).
(b)
Former Employer Information. I represent that my performance of all of the terms of this Agreement as an employee of the Company has not breached and will not breach any agreement to keep in confidence proprietary information, knowledge, or data acquired by me in confidence or trust prior or subsequent to the commencement of my employment with the Company, and I will not disclose to any member of the Company Group, or induce any member of the Company Group to use, any developments, or confidential or proprietary information or material I may have obtained in connection with employment with any prior employer in violation of a confidentiality agreement, nondisclosure agreement, or similar agreement with such prior employer. During the Employment Period, I will not improperly make use of, or disclose, any developments, or confidential or proprietary information or material of any prior employer or other third party, nor will I bring onto the premises of the Company or use any unpublished documents or any property belonging to any prior employer or other third party, in violation of any lawful agreements with that prior employer or third party. I will use in the performance of my duties, in addition to information (such as Confidential Information) of the Company Group, only information that is generally known and used by persons with training and experience comparable to my own, is common knowledge in the industry or otherwise legally in the public domain, or is otherwise provided or developed by the Company.
(c)
Third Party Information. I understand that the Company Group has received and in the future may receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company Group’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. In recognition of the foregoing, I agree, at all times during the Employment Period and thereafter, to hold in confidence and will not disclose to anyone (other than to such third parties and Company Group personnel who need to know such information in connection with their work for the Company Group), and not to use, except for the benefit of the Company Group or such third party, Third Party Information without the express prior written consent of an officer of the Company and otherwise treat Third Party Information as Confidential Information.
(d)
Whistleblower; Defend Trade Secrets Act Disclosure.
(i)
In addition, I understand that nothing in this Agreement shall be construed to prohibit me from (A) filing a charge or complaint with, participating in an investigation or proceeding conducted by, or reporting possible violations of law or regulation to any federal, state or local government agency, (B) truthfully responding to or complying with a subpoena, court order, or other legal process, or (C) exercising any rights I may have under applicable labor laws to engage in concerted activity with other employees.
(ii)
Under the U.S. Defend Trade Secrets Act of 2016, 18 U.S.C. § 1833(b) (the “Act”), persons who disclose trade secrets in connection with lawsuits or other proceedings under seal (including lawsuits alleging retaliation), or in confidence to a federal, state or local government official, or attorney, solely for the purpose of reporting or investigating a suspected violation of law, enjoy immunity from civil and criminal liability under state and federal trade secrets laws for such disclosure. I acknowledge that I have hereby received adequate notice of this immunity, such that the Company is entitled to all remedies available for violations of the Act, including exemplary damages and attorney fees, where applicable. Nothing in this Agreement is intended to conflict with the Act or create liability for disclosures of trade secrets that are expressly allowed by the Act.
(iii)
Notice. “An individual shall not be held criminally or civilly liable under any Federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a Federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law. An individual shall not be held criminally or civilly liable under any Federal or state trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order.”
Section 27.
Inventions.
(a)
No Prior Developments. By signing below, I represent that there are no developments, inventions, concepts, know-how, original works of authorship, improvements, trade secrets, methodology, algorithms, software, processes, formulas, designs, drawings and other technological advancements and implementations that I can demonstrate were created or owned by me prior to the commencement of the Employment Period, which belong solely to me or belong to me jointly with another, that relate in any way to the business of any member of the Company Group.
(b)
Assignment of Inventions. Without additional compensation, I agree to assign, and hereby do assign, to the Company, all rights, title and interest throughout the world in and to all Inventions (as defined below) which I may solely or jointly conceive, create, invent, develop, modify, compile or reduce to practice, at any time during any period during which I perform or performed services for a member of the Company Group both before or after the date hereof (the “Assignment Period”), whether as an officer, employee, director, independent contractor, consultant, or agent, or in any other capacity, whether or not during regular working hours, provided they either (i) relate or related at the time of conception, development or reduction to practice to the business of any member of the Company Group, or the actual or anticipated research or development of any member of the Company Group; (ii) result or resulted from or relate or related to any work performed for any member of the Company Group; or (iii) are or were developed through the use of equipment, supplies, or facilities of any member of the Company Group, or any Confidential Information, or in consultation with personnel of any member of the Company Group (collectively referred to as “Company IP Rights”). I understand that “Inventions” means inventions, concepts, know-how, developments, original works of authorship, improvements, trade secrets, methodology, algorithms, software, processes, formulas, designs, drawings and other technological advancements and implementations. I agree that I will promptly make full written disclosure to the Company of any Company IP Rights I participate in conceiving, creating, inventing, developing, modifying, compiling or reducing to practice during the Assignment Period. I further acknowledge that, to the greatest extent permitted by applicable law, all Company IP Rights made by me (solely or jointly with others) within the scope of and during the Assignment Period are “works made for hire” for which I am, in part, compensated by my salary, unless regulated otherwise by law. If any Company IP Rights cannot be assigned, I hereby grant to the Company an exclusive, assignable, irrevocable, perpetual, worldwide, sublicenseable (through one or multiple tiers), royalty-free, unlimited license to use, make, modify, sell, offer for sale, reproduce, distribute, create derivative works of, publicly perform, publicly display and digitally perform and display such Company IP Rights in any media now known or hereafter known. Outside the scope of my service, whether during or after the Employment Period, I agree not to (i) modify, adapt, alter, translate, or create derivative works from any such work of authorship or (ii) merge any such work of authorship with other Company IP Rights. To the extent rights related to paternity, integrity, disclosure and withdrawal (collectively, “Moral Rights”) which may not be assignable under applicable law and to the extent the following is allowed by the laws in the various countries where Moral Rights exist, I hereby irrevocably waive such Moral Rights and consent to any action of the Company Group that would violate such Moral Rights in the absence of such consent.
(c)
Maintenance of Records. I agree to keep and maintain adequate and current written records of all Company IP Rights made by me (solely or jointly with others) during the Assignment Period. The records may be in the form of notes, sketches, drawings, flow charts, electronic data or recordings, and any other format. The records will be available to and remain the sole property of the Company Group at all times. I agree not to remove such records from the Company’s place of business except as expressly permitted by Company Group policy, which may, from time to time, be revised at the sole election of the Company Group for the purpose of furthering the business of the Company Group.
(d)
Intellectual Property Rights. I hereby agree to assist the Company, or its designee, at the Company’s expense, in every way to secure the rights of the Company Group in the Company IP Rights and any copyrights, patents, trademarks, service marks, database rights, domain names, mask work rights, moral rights, and other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, recordations, and all other instruments that the Company shall deem reasonably necessary in order to apply for, obtain, maintain, and transfer such rights and in order to assign and convey to the Company Group the sole and exclusive right, title, and interest in and to such Company IP Rights, and any intellectual property and other proprietary rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the Assignment Period until the expiration of the last such intellectual property right to expire in any country of the world; provided, however, that the Company shall reimburse me for my reasonable expenses incurred in connection with carrying out the foregoing obligation. If the Company is unable because of my mental or physical incapacity or unavailability for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Company IP Rights or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact to act for and in my behalf and stead to execute and file any such applications or records and to do all other lawfully permitted acts to further the application for, prosecution, issuance, maintenance, and transfer of letters patent or registrations thereon with the same legal force and effect as if originally executed by me. I hereby waive and irrevocably quitclaim to the Company any and all claims, of any nature whatsoever, that I now or hereafter have for past, present, or future infringement of any and all proprietary rights assigned to the Company.
Section 28.
Returning Company Group Documents.

I agree that, at the time of termination of my employment with the Company for any reason, I will deliver to the Company (and will not keep in my possession, recreate, or deliver to anyone else) any and all Confidential Information, Third Party Information and all other documents, materials, information, and property developed by me pursuant to and within the scope of my employment or otherwise belonging to the Company and, if so requested, will certify in writing that I have fully complied with the foregoing obligation. I agree further that I will not copy, delete, or alter any information contained upon my Company computer or Company equipment before I return it to the Company. In addition, if I have used any personal computer, server, or e-mail system to receive, store, review, prepare or transmit any Company information, including but not limited to, Confidential Information, I agree to provide the Company with a computer-useable copy of all such Company information and then permanently delete and expunge such Company information from those systems. I agree further that any property situated on the Company’s premises and owned by the Company (or any other member of the Company Group), including disks and other storage media, filing cabinets, and other work areas, is subject to inspection by personnel of any member of the Company Group at any time with or without notice.

Section 29.
Disclosure of Agreement.

As long as it remains in effect, I will disclose the existence of this Agreement to any prospective employer prior to entering into an employment relationship with such person or entity. I also consent to the notification of my prospective employer of my rights and obligations under this Agreement, by the Company providing a copy of this Agreement or otherwise.

Section 30.
Publicity.

I hereby consent to any and all uses and displays by each member of the Company Group of my name, voice, likeness, image, appearance and biographical information in or in connection with any printed, electronic or digital materials, including, without limitation, any pictures, audio or video recordings, digital images, websites, television programs, advertising, sales or marketing brochures, printed materials and computer media, throughout the world and at any time during or after the Employment Period for all legitimate business purposes of the Company Group (the “Permitted Use”). I hereby forever release the Company Group and each of their respective current or former directors, officers, employees, shareholders, representatives and agents from any and all claims, actions, damages, losses, costs, expenses and liability of any kind arising under any legal or equitable theory whatsoever at any time during or after the Employment Period in connection with any Permitted Use.

Section 31.
Restrictions on Interfering.
(a)
Non-Competition. During the Restricted Period, I shall not, directly or indirectly, individually or on behalf of any Person, company, enterprise, or entity, or as a sole proprietor, partner, shareholder, member, director, officer, principal, agent, or executive, or in any other capacity or relationship, engage in any Competitive Activities or assist others in engaging in any Competitive Activities within the United States, or any other jurisdiction in which a member of the Company Group is engaged in business.
(b)
Non-Interference. During the Restricted Period, I shall not, directly or indirectly for my own account or for the account of any Person, engage in Interfering Activities.
(c)
Definitions. For purposes of this Agreement:
(i)
“Business Relation” shall mean any current or prospective client, customer, licensee, supplier, manufacturer or other business relation of a member of the Company Group, such as the Company, or any such relation that was a client, customer, licensee, supplier, manufacturer or other business relation of a member of the Company Group during the six (6) month period prior to the termination of the Employment Period.
(ii)
“Competitive Activities” shall mean any business activity that is competitive with the then-current or demonstrably planned business activities of any member of the Company Group; provided, however, that Competitive Activities shall not include being a passive owner or investor of not more than two percent (2%) of the outstanding stock of any class of securities of any publicly-traded corporation engaged in any business.
(iii)
“Interfering Activities” shall mean (A) encouraging, soliciting, or inducing, or in any manner attempting to encourage, solicit, or induce, any Person employed by, or providing consulting services to, any member of the Company Group to terminate such Person’s employment or services (or in the case of a consultant, materially reducing such services) with a member of the Company Group; (B) hiring any individual who was employed by a member of the Company Group during the six (6) month period prior to the date of such hiring; (C) encouraging, soliciting, or inducing, or in any manner attempting to encourage, solicit, or induce, any Business Relation to cease doing business with or reduce the amount of business conducted with any member of the Company Group, or in any way interfering with the relationship between any such Business Relation and any member of the Company Group; or (d) encouraging, soliciting, or inducing, or in any manner attempting to encourage, solicit, or induce, any Business Relation to do business with me or any Person with or in which I am affiliated, outside of the services I provide for a member of the Company Group.

(iv)
“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint‑stock company, trust (charitable or non-charitable), unincorporated organization, or other form of business entity.
(v)
“Restricted Period” shall mean the period commencing on the date hereof and ending on the twenty-four (24) month anniversary of the date of any termination of the Employment Period for any reason and by either party.
(d)
Non-Disparagement. I agree that during the Employment Period, and at all times thereafter, I will not make any disparaging or defamatory comments regarding any member of the Company Group or its or their respective current or former directors, officers, employees or shareholders in any respect or make any comments concerning any aspect of my relationship with any member of the Company Group or any conduct or events which precipitated any termination of my employment from the Company. However, my obligations under this subsection (d) shall not apply to disclosures required by applicable law, regulation, or order of a court or governmental agency. Further, nothing in this Agreement prohibits me from speaking with law enforcement, the Equal Employment Opportunity Commission, any state or local division of human rights or fair employment agency, or my attorney.
Section 32.
Reasonableness of Restrictions.

I acknowledge and recognize the highly competitive nature of the Company’s business, that access to Confidential Information renders me special and unique within the Company’s industry, and that I will have the opportunity to develop substantial relationships with existing and prospective clients, accounts, customers, consultants, contractors, investors, and strategic partners of the Company Group during the course of and as a result of my employment with the Company. In light of the foregoing, I recognize and acknowledge that the restrictions and limitations set forth in this Agreement are reasonable and valid in geographical and temporal scope and in all other respects and are essential to protect the value of the business and assets of the Company Group. I acknowledge further that the restrictions and limitations set forth in this Agreement will not materially interfere with my ability to earn a living following the termination of the Employment Period and that my ability to earn a livelihood without violating such restrictions is a material condition to my employment with the Company.

Section 33.
Independence; Severability; Blue Pencil.

Each of the rights enumerated in this Agreement shall be independent of the others and shall be in addition to and not in lieu of any other rights and remedies available to the Company Group at law or in equity. If any of the provisions of this Agreement or any part of any of them is hereafter construed or adjudicated to be invalid or unenforceable, the same shall not affect the remainder of this Agreement, which shall be given full effect without regard to the invalid portions. If any of the covenants contained herein are held to be invalid or unenforceable because of the duration of such provisions or the area or scope covered thereby, I agree that the court making such determination shall have the power to reduce the duration, scope, and/or area of such provision to the maximum and/or broadest duration, scope, and/or area permissible by law, and in its reduced form said provision shall then be enforceable. I understand and agree that the restrictive covenants contained in this Agreement are independent of any other provision in this Agreement and independent of the existence of any claim or cause of action I may have against any member of the Company Group. I further understand that an action unrelated to the restrictive covenant provisions is not a defense to the enforcement of this Agreement.

Section 34.
Injunctive Relief.

I expressly acknowledge that, because my services are personal and unique and because I will have access to Confidential Information, any breach or threatened breach of any of the terms and/or conditions set forth in this Agreement may result in substantial, continuing, and irreparable injury to the members of the Company Group for which monetary damages would not be an adequate remedy. Therefore, I hereby agree that, in addition to any other right or remedy that may be available to the Company in law or in equity, any member of the Company Group shall be entitled to injunctive relief, specific performance, or other equitable relief by a court of appropriate jurisdiction in the event of any breach or threatened breach of the terms of this Agreement without the necessity of proving irreparable harm or injury as a result of such breach or threatened breach or posting a bond and without liability should relief be denied, modified or vacated. Notwithstanding any other provision to the contrary, I acknowledge and agree that the Restricted Period shall be tolled during any period of violation of any of the covenants in Section 6 hereof and during any other period required for litigation during which the Company or any other member of the Company Group seeks to enforce such covenants against me if it is ultimately determined that I was in breach of such covenants.

Section 35.
Cooperation.

I agree that, following any termination of my employment, I will continue to provide reasonable cooperation to the Company and/or any other member of the Company Group and its or their respective counsel in connection with any investigation, administrative proceeding, or litigation relating to any matter that occurred during the Employment Period in which I was involved or of which I have knowledge. As a condition of such cooperation, the Company shall reimburse me for reasonable out-of-pocket expenses incurred by me with respect to my compliance with this Section. I also agree that, in the event that I am subpoenaed by any person or entity (including, but not limited to, any government agency) to give testimony or provide documents (in a deposition, court proceeding, or otherwise) that in any way relates to my employment by the Company and/or any other member of the Company Group, I will give prompt notice of such request to the Company and will make no disclosure until the Company and/or the other member of the Company Group has had a reasonable opportunity to contest the right of the requesting person or entity to such disclosure, except where otherwise required by law.

Section 36.
General Provisions.
(a)
Governing Law and Jurisdiction. EXCEPT WHERE PREEMPTED BY FEDERAL LAW, THE VALIDITY, INTERPRETATION, CONSTRUCTION, AND PERFORMANCE OF THIS AGREEMENT IS GOVERNED BY AND IS TO BE CONSTRUED UNDER THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE, WITHOUT REGARD TO CONFLICT OF LAWS RULES. FURTHER, I HEREBY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN

BROWARD COUNTY, FLORIDA, AND WAIVE ANY RIGHT TO TRIAL BY JURY, IN CONNECTION WITH ANY DISPUTE ARISING UNDER OR CONCERNING THIS AGREEMENT.
(b)
Attorneys’ Fees. If any legal action is brought to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees from the other party. These fees, which may be set by the court in the same action or in a separate action brought for that purpose, are in addition to any other relief to which the prevailing party may be entitled.
(c)
Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No modification or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, obligations, rights, or compensation will not affect the validity or scope of this Agreement.
(d)
No Right of Continued Employment. I acknowledge and agree that nothing contained herein shall be construed as granting me any right to continued employment by the Company, and the right of the Company to terminate my employment at any time and for any reason, with or without cause, is specifically reserved.
(e)
Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators, and other legal representatives and will be for the benefit of the Company, its successors, and its assigns. I expressly acknowledge and agree that this Agreement may be assigned by the Company without my consent to any other member of the Company Group as well as any purchaser of all or substantially all of the assets or stock of the Company or of any business or division of the Company for which I provide services, whether by purchase, merger, or other similar corporate transaction.
(f)
Survival. The provisions of this Agreement shall survive the termination of my employment with the Company and/or the assignment of this Agreement by the Company to any successor in interest or other assignee.

* * *

[Signature to appear on the following page.]

I, Jason Matuszewski, have executed this Restrictive Covenant Agreement on the date set forth below:

Date: July 22, 2022 /s/ Jason Matuszewski
(Signature)

Jason Matuszewski
(Type/Print Name)

[Signature Page to Jason Matuszewski Restrictive Covenant Agreement]

Exhibit B

RELEASE OF CLAIMS

As used in this Release of Claims (this “Release”), the term “claims” will include all claims, covenants, warranties, promises, undertakings, actions, suits, causes of action, obligations, debts, accounts, attorneys’ fees, judgments, losses, and liabilities, of whatsoever kind or nature, in law, in equity, or otherwise.

For and in consideration of the Severance Benefits (as defined in my Employment Agreement, dated July [___], 2022, with BioStem Technologies, Inc. (such company, the “Company” and such agreement, my “Employment Agreement”)), and other good and valuable consideration, I, Jason Matuszewski, for and on behalf of myself and my heirs, administrators, executors, and assigns, effective as of the date on which this release becomes effective pursuant to its terms, do fully and forever release, remise, and discharge the Company, and each of its respective direct and indirect parents, subsidiaries and affiliates, and their respective successors and assigns, together with their respective current and former officers, directors, partners, shareholders, employees, and agents (collectively, the “Group”), from any and all claims whatsoever up to the date hereof that I had, may have had, or now have against the Group, whether known or unknown, for or by reason of any matter, cause, or thing whatsoever, including any claim arising out of or attributable to my employment or the termination of my employment with the Company, whether for tort, breach of express or implied employment contract, intentional infliction of emotional distress, wrongful termination, unjust dismissal, defamation, libel, or slander, or under any federal, state, or local law dealing with discrimination based on age, race, sex, national origin, handicap, religion, disability, or sexual orientation. The release of claims in this Release includes, but is not limited to, all claims arising under the Age Discrimination in Employment Act of 1967 (“ADEA”), Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Civil Rights Act of 1991, the Family and Medical Leave Act of 1993, the Worker Adjustment and Retraining Notification Act of 1988 and the Equal Pay Act of 1963, the Older Workers Benefits Protection Act, Section 1981 of Title 42 of the United States Code, the Civil Rights Act of 1866, the Fair Labor Standards Act, the Florida Private Whistle Blower's Act, Florida Statutes Section 448.101, et seq., the Florida Civil Rights Act, Florida States Section 760.01, et seq., the statutes and common law of the State of Florida, the laws and ordinances of any other nation, state, county or locality which may be applicable and as each may be amended from time to time, and all other federal, state, and local laws, the common law, and any other purported restriction on an employer’s right to terminate the employment of employees. The release contained herein is intended to be a general release of any and all claims to the fullest extent permissible by law.

I acknowledge and agree that as of the date I execute this Release, I have no knowledge of any facts or circumstances that give rise or could give rise to any claims under any of the laws listed in the preceding paragraph.

By executing this Release, I specifically release all claims relating to my employment and its termination under ADEA, a United States federal statute that, among other things, prohibits discrimination on the basis of age in employment and employee benefit plans.

Notwithstanding any provision of this Release to the contrary, by executing this Release, I am not releasing (i) any claims relating to my rights under Section 8 of my Employment Agreement or (ii) any claims that cannot be waived by law.

I expressly acknowledge and agree that I –

▪
Am able to read the language, and understand the meaning and effect, of this Release;
▪
Have no physical or mental impairment of any kind that has interfered with my ability to read and understand the meaning of this Release or its terms, and that I am not acting under the influence of any medication, drug, or chemical of any type in entering into this Release;
▪
Am specifically agreeing to the terms of the release contained in this Release because the Company has agreed to pay me the Severance Benefits in consideration for my agreement to accept it in full settlement of all possible claims I might have or ever have had, and because of my execution of this Release;
▪
Acknowledge that, but for my execution of this Release, I would not be entitled to the Severance Benefits;
▪
Understand that, by entering into this Release, I do not waive rights or claims under ADEA that may arise after the date I execute this Release;
▪
Had or could have had [twenty-one (21)][forty-five (45)] calendar days from the date of my termination of employment (the “Release Expiration Date”) in which to review and consider this Release, and that if I execute this Release prior to the Release Expiration Date, I have voluntarily and knowingly waived the remainder of the review period;
▪
Have not relied upon any representation or statement not set forth in this Release or my Employment Agreement made by the Company or any of its representatives;
▪
Was advised to consult with my attorney regarding the terms and effect of this Release; and
▪
Have signed this Release knowingly and voluntarily.

I represent and warrant that I have not previously filed, and to the maximum extent permitted by law agree that I will not file, a complaint, charge, or lawsuit against any member of the Group regarding any of the claims released herein. If, notwithstanding this representation and warranty, I have filed or file such a complaint, charge, or lawsuit, I agree that I shall cause such complaint, charge, or lawsuit to be dismissed with prejudice and shall pay any and all costs required in obtaining dismissal of such complaint, charge, or lawsuit, including without limitation the attorneys’ fees of any member of the Group against whom I have filed such a complaint, charge, or lawsuit. Notwithstanding anything to the contrary, nothing herein shall prevent or restrict me from (i) filing a charge or complaint with, participating in an investigation or

B-2

proceeding conducted by, or reporting possible violations of law or regulation to any federal, state or local government agency; (ii) truthfully responding to or complying with a subpoena, court order, or other legal process; or (iii) exercising any rights I may have under applicable labor laws to engage in concerted activity with other employees; provided however, that I hereby forgo any monetary benefit from the filing of a charge or complaint with a government agency except pursuant to a whistleblower program or where my right to receive such a monetary benefit is otherwise not waivable by law.

I hereby agree to waive any and all claims to re-employment with the Company or any other member of the Group and affirmatively agree not to seek further employment with the Company or any other member of the Group.

Notwithstanding anything contained herein to the contrary, this Release will not become effective or enforceable prior to the expiration of the period of seven (7) calendar days immediately following the date of its execution by me (the “Revocation Period”), during which time I may revoke my acceptance of this Release by notifying the Company and the Board of Directors of the Company, in writing, delivered to the Company at its principal executive office, marked for the attention of its Chief Executive Officer. To be effective, such revocation must be received by the Company no later than 11:59 p.m. on the seventh (7th) calendar day following the execution of this Release. Provided that the Release is executed and I do not revoke it during the Revocation Period, the eighth (8th) calendar day following the date on which this Release is executed shall be its effective date. I acknowledge and agree that if I revoke this Release during the Revocation Period, this Release will be null and void and of no effect, and neither the Company nor any other member of the Group will have any obligations to pay me the Severance Benefits.

The provisions of this Release shall be binding upon my heirs, executors, administrators, legal personal representatives, and assigns. If any provision of this Release shall be held by any court of competent jurisdiction to be illegal, void, or unenforceable, such provision shall be of no force or effect. The illegality or unenforceability of such provision, however, shall have no effect upon and shall not impair the enforceability of any other provision of this Release.

EXCEPT WHERE PREEMPTED BY FEDERAL LAW, THE VALIDITY, INTERPRETATION, CONSTRUCTION, AND PERFORMANCE OF THIS RELEASE IS GOVERNED BY AND IS TO BE CONSTRUED UNDER THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE, WITHOUT REGARD TO CONFLICT OF LAWS RULES. ANY DISPUTE OR CLAIM ARISING OUT OF OR RELATING TO THIS RELEASE OR CLAIM OF BREACH HEREOF SHALL BE BROUGHT EXCLUSIVELY IN THE STATE OR FEDERAL COURTS LOCATED IN BROWARD COUNTY, FLORIDA. BY EXECUTION OF THIS RELEASE, I CONSENT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS, AND WAIVE ANY RIGHT TO CHALLENGE JURISDICTION OR VENUE IN SUCH COURT WITH REGARD TO ANY SUIT, ACTION, OR PROCEEDING UNDER OR IN CONNECTION WITH THIS RELEASE. FURTHER, I HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY SUIT, ACTION, OR PROCEEDING UNDER OR IN CONNECTION WITH THIS RELEASE.

B-3

Capitalized terms used, but not defined herein, shall have the meanings ascribed to such terms in my Employment Agreement.

* * *

I, Jason Matuszewski, have executed this Release of Claims on the respective date set forth below:

___________________________
Jason Matuszewski

Date: [To Be Executed Following
Termination of Employment]

B-4

Exhibit C

Option Award Agreement

(Attached)

BioStem Technologies, Inc.

Option Award Agreement

This grant of an Award to purchase Shares (“Grant”) is made as of July 22, 2022 (the “Effective Date”) by BioStem Technologies, Inc., a Florida corporation (the “Company”) under the BioStem Technologies, Inc. 2021 Equity Incentive Plan (the “Plan”), to Jason Matuszewski (the “Participant”). To the extent permitted under applicable provisions of the Internal Revenue Code of 1986, as amended, the Option is treated as an incentive option.

This Award (as defined in the Plan) is being granted to Participant pursuant to the Executive Employment Agreement, by and between the Company and the Participant, dated as of the Effective Date (the “Employment Agreement”) and is subject to the terms and conditions therein.

By signing this cover sheet, you hereby accept the Option (as defined below) and agree to all of the terms and conditions described herein and in this Plan.

Participant Name: Jason Matuszewski

Signature: /s/ Jason Matuszewski

BioStem Technologies, Inc.

By: /s/ Andrew Van Vurst

Name: Andrew Van Vurst

Title: COO

This is not a stock certificate or a negotiable instrument. This grant of Option is a voluntary, revocable grant from the Company and Participant hereby acknowledges that the Company has no obligation to make additional grants in the future.

UPON RECEIPT OF YOUR SIGNED AGREEMENT, A BOOKKEEPING ENTRY WILL BE ENTERED INTO THE COMPANY’S BOOKS AND RECORDS

TO EVIDENCE THE OPTIONS GRANTED TO YOU.

***

1.
Grant. As of the Effective Date, the Company grants to the Participant an option (the “Option”) to purchase on the terms and conditions hereinafter set forth all or any part of an aggregate of 2,250,000 shares of the Company’s Common Stock, par value $0.001 per share, (the “Option Shares”), at a purchase price of $2.00 per share (the “Option Price”).

For purposes herein, “Market Capitalization” shall mean the product of (i) the number of shares of Common Stock then issued and outstanding and listed for trading on the OTC Markets or any other national securities exchange which is the primary trading market for the Common Stock (the “Trading Market”) as of the applicable date of determination, multiplied by (ii) closing price per share of Common Stock on the Trading Market as of the applicable date of determination, as reasonably determined by the Board.

For purposed herein, “Sustained Market Capitalization” shall mean the average Market Capitalization for the 90 Trading Day (as defined period) immediately prior to the date of such determination. For purposes herein, “Trading Day” means any day that the Common Stock is available for trading on the Trading Market.

The Participant shall have the cumulative right to exercise the Option, and the Option is only exercisable, with respect to the following number of Option Shares on or after the following dates:

Date	Number of Options Vested and Shares Which May be Acquired
On the date that the Sustained Market Capitalization first equals or exceeds $29,268,520.00	450,000
On the date that the Sustained Market Capitalization first equals or exceeds $58,537,040.00	450,000
On the date that the Sustained Market Capitalization first equals or exceeds $117,074,080.00	450,000
On the date that the Sustained Market Capitalization first equals or exceeds $175,611,120.00	450,000
On the date that the Sustained Market Capitalization first equals or exceeds $234,148,160.00	450,000

The Administrator may, in its sole discretion, accelerate the date on which the Participant may purchase Option Shares.

2.
Term. The Option granted hereunder shall expire in all events at 5:00 p.m., Eastern time on the last day before the tenth anniversary of the Effective Date, unless sooner terminated as provided in this Section 2. Notwithstanding anything to the contrary in the Plan or herein, any unvested portion of the Option shall be subject to earlier vesting and forfeiture as set forth in the Employment Agreement.
3.
Change in Accounting Treatment. If the Administrator finds that a change in the financial accounting treatment for options granted under this Plan adversely affects the Company or, in the determination of the Administrator, may adversely affect the Company in the foreseeable future, the Administrator may, in its discretion, set an accelerated termination date for the Option. In such event, the Administrator may take whatever other action, including acceleration of any exercise provisions, it deems necessary.
4.
Blackout Periods. The Administrator reserves the right to suspend or limit the Participant’s rights to exercise and sell Shares acquired through the exercise of Options to comply with Applicable Requirements and any Company’s insider trading policy, any Applicable Law, or at any other times that it deems appropriate.
5.
Transfers. Except as otherwise provided herein or in any separate provisions applicable to this Option, the Option is transferable by the Participant only by will or pursuant to the laws of descent and distribution in the event of the Participant’s death, in which event the Option may be exercised by the heirs or legal representatives of the Participant as set forth in the Plan. Any attempt at assignment, transfer, pledge or disposition of the Option contrary to the provisions hereof or the levy of any execution, attachment or similar process upon the Option shall be null and void and without effect. Any exercise of the Option by a Person other than the Participant shall be accompanied by appropriate proofs of the right of such person to exercise the Option.
6.
Adjustments on Changes in Common Stock. In the event that, prior to the delivery by the Company of all of the Option Shares in respect of which the Option is granted, there shall be an increase or decrease in the number of issued shares of Common Stock of the Company as a result of a subdivision or consolidation of Shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such Shares, effected without receipt of consideration by the Company, the remaining number of Option Shares still subject to the Option and the Option Price therefor shall be adjusted in a manner determined by the Administrator so that the adjusted number of Option Shares and the adjusted Option Price shall be the substantial equivalent of the remaining number of Option Shares still subject to the Option and the Option Price thereof prior to such change. For purposes of this Section 7 no adjustment shall be made as a result of the issuance of Common Stock upon the conversion of other securities of the Company which are convertible into Shares.
7.
Legal Requirements. If the listing, registration or qualification of the Option Shares upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body is necessary as a condition of or in connection with the purchase of such Option Shares, the Company shall not be obligated to issue or deliver the certificates representing the Option Shares as to which the Option has been exercised unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained. If registration is considered unnecessary by the Company or its counsel, the Company may cause a legend to be placed on the Option Shares being issued calling attention to the fact that they have been acquired for investment and have not been registered.
8.
Administration. The Option has been granted pursuant to, and is subject to the terms and provisions of, the Plan. All questions of interpretation and application of the Plan and the Option shall be determined by the Administrator, and such determination shall be final, binding and conclusive. The Option shall not be treated as an incentive stock option (as such term is defined in section 422(b) of the Code) for federal income tax purposes unless expressly indicated as same hereupon.
9.
Severability. Should a court of competent jurisdiction deem any of the provisions in this Agreement to be unenforceable in any respect, it is the intention of the parties to this Agreement that this Agreement be deemed, without further action on the part of the parties hereto, modified, amended and limited to the extent necessary to render the same valid and enforceable. It is further the parties’ intent that all provisions not deemed to be overbroad shall be given their full force and effect. You acknowledge that you are freely, knowingly and voluntarily entering into this Agreement after having an opportunity for consultation with your own independent counsel.
10.
Notices. Any notice to be given to the Company shall be addressed to the Administrator at its principal executive office, and any notice to be given to the Participant shall be addressed to the Participant at the address then appearing on the personnel or other records of the Company, or at such other address as either party hereafter may designate in writing to the other. Any such notice shall be deemed to have been duly given when deposited in the United States mail, addressed as aforesaid, registered or certified mail, and with proper postage and registration or certification fees prepaid.
11.
Reservation of Right to Terminate. Nothing herein contained shall affect the right of the Company or any Affiliate to terminate the Participant in its applicable capacity as a Service Provider at any time for any reason whatsoever.
12.
Choice of Law; Jurisdiction. This Grant shall be governed by and construed and interpreted in accordance with the substantive laws of the State of Florida, without giving effect to any conflicts of law rule or principle that might require the application of the laws of another jurisdiction. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT SHALL BE INSTITUTED SOLELY IN THE COURTS OF THE STATE OF FLORIDA OR THE FEDERAL COURTS OF THE UNITED STATES, IN EACH LOCATED IN BROWARD COUNTY, FLORIDA AND EACH PARTY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING.
13.
Taxes. You agree to comply with the appropriate procedures established by the Company, from time to time, to provide for payment or withholding of such income or other taxes as may be required by law to be paid or withheld in connection with the Options and exercise thereof.

***